Chubb Group of Insurance Companies

15 Mountain View Road, Warren, New Jersey 07059

NAME OF ASSURED (including its Subsidiaries):

MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC 452 FIFTH AVENUE, 26TH FLOOR

NEW YORK, NY 10018

DECLARATIONS

FINANCIAL INSTITUTION INVESTMENT
COMPANY ASSET PROTECTION BOND

Bond Number: 82413232

FEDERAL INSURANCE COMPANY

Incorporated under the laws of Indiana

a stock insurance company herein called the COMPANY

Capital Center, 251 North Illinois,
Suite 1100 Indianapolis, IN 46204-1927

ITEM 1.      BOND PERIOD: from 12:01 a.m. on April 1, 2015 to 12:01 a.m. on April 1, 2016

ITEM 2.       LIMITS OF LIABILITY--DEDUCTIBLE AMOUNTS:

If “Not Covered” is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference shall be deemed to be deleted. There shall be no deductible applicable to any loss under INSURING CLAUSE 1. sustained by any Investment Company.

INSURING CLAUSE		SINGLE LOSS LIMIT OF LIABILITY	DEDUCTIBLE AMOUNT
1.	Employee	$ 750,000	$ 25,000
2.	On Premises	$ 750,000	$ 25,000
3.	In Transit	$ 750,000	$ 25,000
4.	Forgery or Alteration	$ 750,000	$ 25,000
5.	Extended Forgery	$ 750,000	$ 25,000
6.	Counterfeit Money	$ 750,000	$ 25,000
7.	Threats to Person	$ 750,000	$ 25,000
8.	Computer System	$ 750,000	$ 25,000
9.	Voice Initiated Funds Transfer
	Instruction	$ 750,000	$ 25,000
10.	Uncollectible Items of Deposit	$ 100,000	$ 25,000
11.	Audit Expense	$ 25,000	$ N/A

ITEM 3.     THE LIABILITY OF THE COMPANY IS ALSO SUBJECT TO THE TERMS OF THE FOLLOWING ENDORSEMENTS EXECUTED SIMULTANEOUSLY HEREWITH:

1-5

IN WITNESS WHEREOF, THE COMPANY has caused this Bond to be signed by its authorized officers, but it shall not be valid unless also signed by an authorized representative of the Company.

Secretary		President X
Countersigned by	June 11, 2015	Authorized Representative

ICAP Bond (5-98) - Federal Form 17-02-1421 (Ed. 5-98) Page 1 of 1

FEDERAL INSURANCE COMPANY Endorsement No: 1

Bond Number: 82413232 NAME OF

ASSURED: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

NAME OF ASSURED ENDORSEMENT

It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

Man FRM Alternative Multi-Strategy 1099 Blocker Fund LLC

This Endorsement applies to loss discovered after 12:01 a.m. on April 1, 2015.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: June 11, 2015	By
Authorized Representative

ENDORSEMENT/RIDER

Effective date of this endorsement/rider: April 1, 2015        FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 2

To be attached to and
form a part of Bond No. 82413232

Issued to: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

DELETING VALUATION-OTHER PROPERTY AND AMENDING CHANGE OR MODIFICATION
ENDORSEMENT

In consideration of the premium charged, it is agreed that this Bond is amended as follows:

1.	The paragraph titled Other Property in Section 9, Valuation, is deleted in its entirety.
2.	The third paragraph in Section 16, Change or Modification, is deleted in its entirety and replaced with the following:

If this Bond is for a joint ASSURED, no change or modification which would adversely affect the rights of the ASSURED shall be effective prior to sixty (60) days after written notice has been furnished to all insured Investment Companies and the Securities and Exchange Commission, Washington, D.C., by the COMPANY.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

Authorized Representative

17-02-2437 (12/2006) rev. Page 1

FEDERAL INSURANCE COMPANY

Endorsement No.: 3

Bond Number: 82413232

NAME OF ASSURED: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

NON-REGISTERED FUNDS ENDORSEMENT

It is agreed that this Bond is amended by deleting in its entirety from Section 1., Definitions, the definition of Investment Company and substituting the following:

g.	Investment Company means any investment company listed under the NAME OF ASSURED on the DECLARATIONS.

This Endorsement applies to loss discovered after 12:01 a.m. on April 1, 2015.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: June 11, 2015	By
Authorized Representative

 ICAP
Bond Form 17-02-5650 (Ed. 11-03)

FEDERAL INSURANCE COMPANY

Endorsement No: 4

Bond Number: 82413232

NAME OF ASSURED: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

TERMINATION-NONRENEWAL-NOTICE

ENDORSEMENT It is agreed that this Bond is amended as follows:

1. By adding to Section 13., Termination, the following:

“Termination By The Company

Bonds In Effect For More Than Sixty (60) Days

If this Bond has been in effect for more than sixty (60) days, or, if this Bond is a renewal, the COMPANY may terminate by providing written notice of cancellation at least sixty (60) days before the effective date of termination for at least one of the following reasons:

1.	Nonpayment of premium;
2.	Discovery of fraud or material misrepresentation in obtaining this Bond or in the presentation of a claim thereunder;
3.	Discovery of willful or reckless acts or omissions or violation of any provision of this Bond on the part of the ASSURED which substantially and materially increases any hazard insured against, and which occurred subsequent to the inception of the current BOND PERIOD;
4.	Conviction of the ASSURED of a crime arising out of acts increasing the hazard insured against;
5.	Material change in the risk which increases the risk of loss after insurance coverage has been issued or renewed, except to the extent that the COMPANY should reasonably have foreseen the change, or contemplated the risk when the contract was written;
6.	Determination by the Commissioner that the continuation of the Bond would jeopardize a COMPANY’S solvency or would place the COMPANY in violation of the insurance laws of any state;
7.	Determination by the Commissioner that continuation of the present premium volume of the COMPANY would jeopardize the COMPANY’S policyholders, creditors or the public;
8.	Such other reasons that are approved by the Commissioner;
9.	Determination by the Commissioner that the COMPANY no longer has adequate reinsurance to meet the ASSUREDS needs;
10.	Substantial breaches of contractual duties, conditions or warranties; or
11.	Unfavorable underwriting facts, specific to the ASSURED, existing that were not present at the inception of the Bond.

Bonds In Effect Sixty (60) Days Or Less If this Bond has been in effect for sixty (60) days or less, and it is not a renewal Bond, the COMPANY may terminate for any reason by providing written notice of termination at least sixty (60) days before the effective date of termination.

Notice Of Termination Notice of termination under this Section shall be mailed or delivered, by certified mail, return receipt provided by the United States Postal Service, to the ASSURED and to the authorized agent or broker, if any, at least sixty (60) days prior to the effective date of cancellation at the address shown on the DECLARATIONS of this Bond.

If this Bond is cancelled for nonpayment of premium, the COMPANY will mail or deliver, by certified mail, return receipt provided by the United States Postal Service, a written notice at least thirty (30) days before the effective date of cancellation. The cancellation notice shall contain information regarding the amount of premium due and the due date, and shall state the effect of nonpayment by the due date. Cancellation shall not be effective if payment of the amount due is made prior to the effective date of cancellation.

All notice of cancellation shall state the reason(s) for cancellation.

There is no liability on the part of, and no cause of action of any nature shall arise against, the COMPANY, its authorized representatives, its employees, or any firm, person or corporation furnishing to the COMPANY, information relating to the reasons for cancellation or nonrenewal, for any statement made by them in complying or enabling the COMPANY to comply with this Section, for the provision of information pertaining thereto, or for statements made or evidence submitted at any hearings conducted in connection therewith, if such information was provided in good faith and without malice.

Notice Of Nonrenewal If the COMPANY elects not to renew this Bond, the COMPANY shall mail or deliver written notice, by certified mail, return receipt, provided by the United States Postal Service, to the ASSURED, at his last known address, at least sixty (60) days before the expiration date or before the anniversary date, if this Bond has been written for a term of more than one (1) year. Such notice shall also be mailed to the ASSURED’S agent or broker, if any.

Such notice shall contain all of the following:

a. Bond Number:

b. Date of Notice;

c. Reason for Cancellation;

d. Expiration Date of the Bond;

e. Effective Date and Hour of Cancellation.

Notice of nonrenewal shall not be required if the COMPANY or a COMPANY within the same insurance group has offered to issue a renewal Bond, the ASSURED has obtained replacement coverage or has agreed in writing to obtain replacement coverage, the ASSURED has requested or agreed to nonrenewal, or the Bond is expressly designated as nonrenewable.

Return Premium Calculations

Any unearned premiums which have been paid by the ASSURED shall be refunded to the ASSURED on a pro rata basis if terminated by the COMPANY or the ASSURED. The unearned premiums shall be refunded to the ASSURED within forty-five (45) days of receipt of the request for cancellation or the effective date of cancellation, whichever is later.

Conditional Renewal If the COMPANY offers or purports to renew the Bond, but on less favorable terms or at higher rates, the new terms or higher premiums may take effect on the renewal date, if the COMPANY mails or delivers by certified mail, return receipt provided by the United States Postal Service, to the ASSURED, notice of the new terms or premiums at least sixty (60) days prior to the renewal date. If the COMPANY notifies the ASSURED within sixty (60) days prior to the renewal date, the new terms or premiums do not take effect until sixty (60) days after the notice is mailed or delivered, in which case, the ASSURED may elect to cancel the renewal Bond within the sixty (60) day period. If the COMPANY does not notify the ASSURED of the new terms or premiums, the COMPANY shall continue the Bond at the expiring terms and premiums until notice is given or until the effective date of replacement coverage is obtained by the ASSURED, whichever occurs first.”

2.	It is further understood and agreed that for the purposes of Section 13., Termination, any occurrence listed in this Section shall be considered to be a request by the ASSURED to immediately terminate this Bond.

This Endorsement applies to loss discovered after 12:01 a.m. on April 1, 2015.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: June 11, 2015
Authorized Representative

ENDORSEMENT/RIDER

Effective date of this endorsement/rider: April 1, 2015	FEDERAL INSURANCE COMPANY Endorsement/Rider No. 5 To be attached to and form a part of Policy No. 82413232

Issued to: MAN FRM ALTERNATIVE MULTI-STRATEGY FUND, LLC

COMPLIANCE WITH APPLICABLE TRADE SANCTION LAWS

It is agreed that this insurance does not apply to the extent that trade or economic sanctions or other similar laws or regulations prohibit the coverage provided by this insurance.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Date: June 11, 2015	By
Authorized Representative